EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report and our "Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference" dated October 15, 1999 relating to the consolidated financial statements which appear in the Prospectus of EXFO Electro-Optical Engineering Inc. dated June 29, 2000.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Quebec, Quebec, Canada
June 28, 2001